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                                                                  EXHIBIT 10.5

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                           SOFTWARE LICENSE AGREEMENT


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This Agreement is made and signed on this the 17th day of April, 2001.


                                 BY AND BETWEEN

                   MARNETICS LTD., a company duly organized under the laws of Israel, having its principal place of business at 10 Hayitzira Street, Raanana,
                   Israel (hereinafter - "MARNETICS")

                                                           OF THE FIRST PART

                                      A N D

                   SPEEDWISE TECHNOLOGIES LTD., a company duly organized under the laws of Israel, having its principal place of business at 10 Hayitzira
                   Street, Raanana, Israel (hereinafter - "SPEEDWISE")

                                                           OF THE SECOND PART


WHEREAS Marnetics is the owner of certain computer programs and related documentation as detailed in EXHIBIT "A" attached hereto; and

WHEREAS Marnetics desire to grant to Speedwise and Speedwise desires to obtain, a non-exclusive license to use such software and related documentation on the terms and conditions set forth below.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.     DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

       1.1   "DOCUMENTATION"      means the documents relevant to the use of the
                                  Licensed Software.

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                                      -2-

                                  "Documentation" includes, without limitation, user guides, manuals and other materials.

       1.2   "LICENSED SOFTWARE"  means the programs and software products as described in Exhibit "A" attached hereto.

       1.3   "USE"                means the right to integrate the Licensed
                                  Software within Speedwise's product and to sub-license the Licensed Software as part of and integrated in Speedwise's Products, in the fields and areas as detailed in Exhibit "B" attached hereto.

       1.4   "THE PRODUCT"        means the product developed by Speedwise which
                                  contains the Licensed Software.

2.     GRANT OF LICENSE

       2.1 Marnetics hereby grants and Speedwise hereby accepts, subject to the terms hereinafter set forth a non-exclusive license to Use the Licensed Software and the Documentation, all as set forth in this Agreement.

       2.2 Except as expressly permitted by statute, Speedwise shall not disassemble, decompile or reverse engineer the Licensed Software.

3.     TERMS

       3.1 This Agreement is signed for an unlimited period commencing on the date of the execution of this Agreement.

       3.2 Notwithstanding the above licenses and sublicenses, for the Licensed Software enabled pursuant to the terms and conditions of this Agreement and paid for by Speedwise, are perpetual licenses, and shall continue to exist after the termination of this Agreement.

       3.3 Each party shall have the right to terminate this Agreement if the other party violates a material provision of this Agreement ("EVENT OF DEFAULT"). Upon the occurrence of an Event of Default, a party shall deliver to the defaulting party a notice of intent to terminate that identifies in detail the Event of Default. If the Event of Default remains uncured during thirty (30) days, the party may terminate this

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              Agreement by delivering to the defaulting party a notice of termination that identifies the effective date of the termination, which date shall not be less than thirty (30) days after the date of the delivery of the notice of intent to terminate.

       3.4 Within ten (10) days after termination of this Agreement, Speedwise shall return the code for the Licensed Software and all copies thereof, delete or destroy all other copies of the Licensed Software and deliver to Marnetics a certification in writing that the Licensed Software has been returned, all copies deleted or destroyed and its Use discontinued.

4.     LICENSE FEE AND PAYMENT TERMS

       4.1 In consideration of the granting of the license to Use pursuant to this Agreement, Speedwise shall pay Marnetics license fees which shall be generated from the revenues as detailed in Exhibit "C" attached hereto (hereinafter - "THE LICENSE FEE").

       4.2    License Fees and charges shall be stated and paid in US Dollars.

       4.3 All invoices shall be paid within thirty (30) days of Speedwise's receipt of payment by the purchaser of the Product.

       4.4 The fees shall not be paid out of the overheads and other payments that Speedwise shall receive including, but not limited to, maintenance fees, support and installation fees, etc.

       4.5 Furthermore, Speedwise shall submit to Marnetics a quarterly report regarding the sales of the Product.

5.     PROPERTY RIGHTS

       5.1 Marnetics shall solely own and have exclusive worldwide right, title and interest in and to all patents, trademarks, service marks, copyrights, mask works, trade secrets and all other intellectual and industrial property rights in any way related to the Licensed Software and/or the Documentation ("MARNETICS' PROPRIETARY RIGHTS"). Title to all Marnetics' Proprietary Rights embodied in the Licensed Software shall always remain with Marnetics, and Speedwise's Use thereof shall be restricted under a non-exclusive license granted to Speedwise under this Agreement. Subject to Speedwise's performance of all obligations hereunder, Marnetics hereby


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                                      -4-

              grants to Speedwise a non-exclusive, non-transferable and indivisible license to Use Marnetics' Proprietary Rights only as they are integrated in Speedwise's products and for no other purpose.

       5.2 Both Parties hereby agree that Speedwise shall not be entitled and be prohibited from transferring, assigning, selling or make any other disposition with any of the source codes that Speedwise shall obtain from Marnetics pursuant to the grant of license, according to this Agreement, and that the source codes shall be kept under Speedwise's exclusive provision.

       5.3 Notwithstanding the aforesaid, title to all modifications, improvements and derivation works related to the Licensed Software performed solely by Speedwise ("THE IMPROVEMENTS") shall remain with Speedwise who shall have all proprietary and Intellectual property rights in the Improvements.

       5.4 Licensed Software shall bear Marnetics' copyright notice, tradename and trademark as given to Speedwise by Marnetics.

       5.5 Speedwise shall not remove Marnetics' trademark notices, copyright notices, patent marking or mask work notices on any other materials supplied by Marnetics. This paragraph 5 shall survive the termination of this Agreement, and shall be specifically enforceable by injunctive and other relief against Speedwise in the event of Speedwise's breach since both parties agree that Marnetics will be irreparably harmed and money damages would be inadequate compensation to Marnetics for Speedwise's breach. In the event of such breach, Marnetics shall be entitled to injunctive relief against Speedwise in addition to any other remedies to which it is entitled.

6.     LIMITATION OF LIABILITY

       6.1 MARNETICS SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES SUFFERED BY SPEEDWISE AND/OR ANY CUSTOMER RELATED TO OR ARISING OUT OF THIS AGREEMENT. THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE USE OR INABILITY TO USE THE LICENSED SOFTWARE, INTEGRATION OF THE LICENSED SOFTWARE WITH EQUIPMENT NOT PROVIDED BY MARNETICS, LOSS OF GOODWILL OR PROFITS AND/OR FROM ANY OTHER

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                                      -5-


              CAUSE WHATSOEVER, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

       6.2 Marnetics' liability to Speedwise under any provision of this Agreement, shall be limited to the amount actually paid by Speedwise to Marnetics for License Fees pursuant to this Agreement. The existence of more than one claim shall not enlarge or extend the limit.

       6.3    The above limitation of liability does not apply:

              6.3.1 if and to the extent that Speedwise, as a result of Marnetics' default or breach of contract becomes exposed to claims of third parties resulting from an Infringement of any intellectual property regarding the Licensed Software;

              6.3.2 with respect to damages caused by Marnetics' gross negligence or willful acts.

7.     INFRINGEMENT INDEMNITY

       7.1 Marnetics shall, at its own expense, defend or, at its option, settle any claim, suit or proceeding brought against Speedwise on the issue of infringement of any patent, trade name, trademark, trade secret, copyright or other proprietary rights of any third party by the Use of any of the Licensed Software, pursuant to the terms of this Agreement ("INFRINGEMENT"). Marnetics shall indemnify Speedwise against any costs, expenses or damages caused by an Infringement, provided that Speedwise promptly notifies Marnetics in writing of the Infringement.

       7.2 If the Licensed Software is, or in Marnetics' opinion likely to become, the subject of a claim, suit or proceeding of Infringement, Marnetics may:

              7.2.1 procure for Speedwise, at no cost to Speedwise, the right to continue Usage of the Licensed Software; or

              7.2.2 replace or modify the Licensed Software at no cost to Speedwise to make it non-infringing, provided that the same function is performed by the replacement or modified Licensed Software.

              In the event that Martnetics will not be able to provide Speedwise with the right to continue usage of the Licensed Software, Speedwise will forthwith not take any further commitment on its usage.

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                                      -6-

8.     CONFIDENTIALITY AND NON-DISCLOSURE

       8.1 Both parties acknowledge that in the course of performing their respective obligations hereunder, they shall be receiving information which is proprietary and confidential to the disclosing party and which the disclosing party wishes to protect from public disclosure ("PROPRIETARY INFORMATION"). Proprietary Information as used herein includes, without limitation, all information marked as confidential and disclosed at any time before, after or at the time of execution of this Agreement relating to the Licensed Software, Speedwise's Use of the Licensed Software and any other confidential information or trade secrets which have been or shall be disclosed between the parties relating to their respective businesses, customers, products, marketing and sales plans, financial status, product development plans, strategies and the like.

       8.2    Each party shall:

              8.2.1 hold such Proprietary Information in confidence and not disclose it, except to its employees or representatives to whom disclosure is necessary to effect the purposes of this Agreement and who are similarly bound to hold the Proprietary Information in confidence;

              8.2.2 use its best efforts to prevent inadvertent or unauthorized disclosure, publication or dissemination of any Propriety Information;

              8.2.3 not make any use of any Propriety Information nor circulate proprietary Information in its organization, except to the extent necessary to carry out the intent of this Agreement.

       8.3 Nothing in this Agreement shall be interpreted as placing any obligation of confidence and non-use on a party with respect to any Proprietary Information that:

              8.3.1 can be demonstrated to have been in the public domain as of the effective date of this Agreement or comes into the public domain during the term of this Agreement through no fault of such party; or

              8.3.2 can be demonstrated by clear and convincing evidence to have been independently developed by such party; or

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                                      -7-

              8.3.3 is rightfully received by such party from a third party not under an obligation of confidence to the other party hereto with respect thereto.

9.     ASSIGNMENTS

Each party shall have the right to assign or otherwise transfer its rights and obligations under this Agreement to anyone, only, as part of the sale or transfer of such a Party's business or of any part thereof, or pursuant to any merger, consolidation or reorganization. In case of an assignment or transfer to a third party, each party shall promptly inform the other party thereof and shall effect the assignment or transfer only after the other party's prior written approval, each party shall not unreasonably deny its approval.

10.    FORCE MAJEUR

Neither party shall be liable to the other party for delays in the performance of this Agreement caused by unforeseen circumstances beyond its control, including, but not limited to, acts of God, wars, riots, strikes, fires, floods, or other causes beyond a party's reasonable control. In the event of any such delay, the date of performance of delivery shall be deferred for a period equal to the time lost by reason of delay. A party shall notify the other party in writing of any such events or circumstances promptly after their occurrence.

11.    MISCELLANEOUS

       11.1 All notices, requests and demands to be given, made or provided for under this Agreement shall be in writing and deemed to have been duly given;

              11.1.1  by its personal delivery; or

              11.1.2 by its being sent by facsimile, confirmed in writing by registered mail, return receipt requested;

       and addressed as follows:

                  To:   Speedwise
                        10 Hayiztira Street, Raanana, Israel
                        Attn: CEO

                  To:   Marnetics
                        10 Hayiztira Street, Raanana, Israel
                        Attn: CEO

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                                      -8-


         or such other address or such other address as either party may designate by notice given as aforesaid, provided that notice of a change in address shall not be effective until it is actually received.


       11.2 If any provision of this Agreement shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof and, accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such a void, voidable, invalid or inoperative provision had not been contained herein. In such event, the parties agree to negotiate in good faith substitute provisions which shall most nearly effect the parties' original intent in entering into this Agreement.

       11.3 The validity, construction and performance of this Agreement shall be governed exclusively by the laws of the State of Israel.

       11.4 All disputes out of or relating to this Agreement shall be resolved in accordance with the following provisions:

              11.4.1 In the event of a dispute, the principals of either party shall meet and attempt in good faith to resolve such dispute. This duty to attempt to resolve a dispute in good faith shall continue for at least thirty (30) days after one party requests a meeting for the purpose of resolving a dispute. If, after thirty (30) days the parties are unable to resolved their dispute amicably, then either party may submit to the other an arbitration demand. Arbitration shall be conducted in accordance with the Israeli Rules of Arbitration Act, 1968, of the International Chamber of Commerce.

              11.4.2 The prevailing party in arbitration shall be entitled to recover from the other party its reasonable attorneys' fees and costs incurred herein.

       11.5 This Agreement and the Exhibits hereto constitute the entire agreement between the parties concerning the subject matter hereof. It supersedes any proposal or prior agreement, oral or written, and any other communication and may only be modified in a writing signed by both parties.

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                                      -9-

IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed by their undersigned and duly authorized representative on the day and year first above written.

SPEEDWISE                                   MARNETICS




Signed by:                                  Signed by:

/s/ Dan Gilat                               /s/ Moshe Kessner
-----------------------------------         -----------------------------------
Dan Gilat                                   Moshe Kessner


/s/ Amit Mattatia                           /s/ David Sheetrit
-----------------------------------         -----------------------------------
Amit Mattatia                               David Sheetrit



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                               E X H I B I T    A



1. LOCAL ACKNOWLEDGMENT (LOCALACK) - This module generates TCP acknowledgment messages in order to take control over the TCP flow control mechanism from the destination data server. This module also includes functions that manage the transmission timing of the LocalAcks and queuing management of the acknowledged data messages.

2. SESSION CAPACITY MANAGER - determines the maximum amount of information, which can be in an "in-flight" situation. This amount may be fixed or changed from time to time based on the network dynamics.

3. SLICING - Transmission of an artificial message which includes the last transmitted byte/s in order to enforce a duplicate Ack situation, if the previous packet/s got lost, which will further enable fast retransmission of the lost packets.

4. INTER PACKET INTERVAL - generates artificial delay between any pair of consequent packets in order to "smooth" the transmission, and to reduce the probability of packet loss. This delay may be fixed or dynamic, based on the different conditions in the network.


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                               E X H I B I T   B


Speedwise will use the Licensed Modules for the sole purpose of streamlining and accelerating TCP traffic between cellular data users and certain data servers, which are installed in the cellular carrier's data network.



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                               E X H I B I T   C


1. In event that Speedwise sells the Product without bundling the Product with Speedwise's other products, then Speedwise shall pay Marnetics License Fees in the sum of 15% of the net revenues (excluding the price of third party products) generated from the Product.

2. In event that Speedwise sells the Product as part of a bundle of other Speedwise's products, then the minimum price of the Product shall be USD 25 per each concurrent user, of which Marnetics shall be entitled to receive the fees as detailed in section 1 hereinabove.

3. Both parties agree that that in such events as both parties may mutually agree the fees may be updated accordingly.